STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

                         Look Models International, Inc.

     A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of

                         Look Models International, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4
          (FOUR)" so that, as amended, said Article shall be and read as follows:

               The amount of the total authorized capital stock of this corporation is 70,000,000 shares, of which 50,000,000 will be common stock with a "Par Value" of $.001, and 20,000,000 will be preferred stock with a "Par Value" of $.001

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Look Models International Inc. has caused this certificate to be signed by Warren A. Kirshenbaum, an Authorized Officer, this 6th day of October, 2000.

                                                     /s/ Walter A. Kirshenbaum
                                                     ---------------------------
                                                            (Signature)

                                   TITLE OF OFFICER:         Secretary
                                                     ---------------------------


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                                    Apostille

                                 (Convention de La Haye du 5 Octobre 1961)

1.    Country: United States of America

      This public document:
2.    has been signed by Edward J. Freel

3.    acting in the capacity of Secretary of State of Delaware

4.    bears the seal/stamp of Office of Secretary of State

                                    Certified

5.    at Dover, Delaware

6.    the fourth day of October, A.D. 2000

7.    by Secretary of State, Delaware Department of State

8.    No. 0138381

9.    Seal/Stamp: [SEAL]

10.   Signature:

                          /s/ Edward J. Freel
                           -------------------
                           Secretary of State

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